Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of PlayAGS, Inc. of our report dated March 14, 2018 relating to the financial statements, and financial statement schedules, which appears in PlayAGS, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada August 6, 2018